Exhibit 99.1

CALLON PETROLEUM COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 5, 2013, Callon Petroleum Operating Company, a subsidiary of Callon Petroleum Company ("Callon" or the "Company"), closed on a portion of the previously announced sale of its 15% working interest in the Medusa field (Mississippi Canyon blocks 582 and 538), 10% membership interest in Medusa Spar LLC which owns a 75% interest in the Medusa field's production facilities, and interests in 10 non-operated Gulf of Mexico shelf fields (collectively termed "The Transaction") for an estimated net cash consideration of USD $76.4 million after customary purchase price adjustments and the assumption of related abandonment and retirement obligations. The Transaction is effective as of July 1, 2013.

The following unaudited pro forma condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2013 and for the year ended December 31, 2012 ("Pro Forma Statements"), which have been prepared by the Company's management, are derived from the unaudited condensed consolidated financial statements of Callon as of and for the nine months ended September 30, 2013 included in its Quarterly Report on Form 10-Q for the period then ended and the audited consolidated financial statements of Callon for the year ended December 31, 2012 included in its 2012 Annual Report on Form 10-K. These pro forma financial statements reflect the entire Transaction and include the anticipated final closing on or before November 30, 2013 of the remaining assets included in The Transaction.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 was prepared assuming that The Transaction had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013 were prepared assuming The Transaction had occurred on January 1, 2012. As previously announced, Callon sold its 11.25% working interest in the Habanero field (Garden Banks block 341) to Shell Offshore, Inc., a subsidiary of Royal Dutch shell plc ("The Previous Transaction"), for net cash consideration of $39.4 million in December 2012. The pro forma consolidated statements of operations for the year ended December 31, 2012 also include the effect of The Previous Transaction. The Pro Forma Statements do not purport to represent what Callon's financial position or results of operations would have been had The Transaction and Previous Transaction (collectively termed "The Combined Transactions") been consummated on the dates indicated or the financial position or results of operations for any future date of period. Callon believes the assumptions used in the preparation of the Pro Forma Statements provide a reasonable basis for presenting the significant effects directly attributable to The Combined Transactions.

The Pro Forma Statements should be read in conjunction with the historical consolidated financial statements and accompanying notes and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and in the Company’s Quarterly Report on Form10-Q for the quarter ended September 30, 2013.

CALLON PETROLEUM COMPANY
Unaudited Pro forma Condensed Consolidated Balance Sheet as of September 30, 2013
($ in thousands, except share data)
		The
	Historical	Transaction		Pro forma
ASSETS
Current assets
Cash and cash equivalents	$869	$87,439	(a) (b)	$88,308
Accounts receivable	20,072	(4,154)	(b)	15,918
Deferred tax asset	3,323	—		3,323
Other current assets	1,738	—		1,738
Total current assets	26,002	83,285		109,287

Oil and gas properties, full cost accounting method:	354,825	(84,950)	(c)	269,875
Investment in Medusa Spar, LLC	7,776	(7,776)	(c)	—
Other property and equipment, net	10,635	—		10,635
Deferred tax asset	60,198	—		60,198
Other assets, net	8,005	(244)	(e)	7,761

Total assets	$467,441	$(9,685)		$457,756

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$50,523	$(4,715)	(b)	$45,808
Asset retirement obligations	6,002	(566)	(d)	5,436
Total current liabilities	56,525	(5,281)		51,244

Long-term debt	108,220	—		108,220
Credit facility	17,000	—		17,000
Asset retirement obligations	5,505	(3,917)	(d)	1,588
Other long-term liabilities	3,579	(487)	(e)	3,092
Total liabilities	190,829	(9,685)		181,144

Stockholders' equity	276,612	—		276,612

Total liabilities and stockholders' equity	$467,441	$(9,685)		$457,756

The unaudited pro forma condensed consolidated balance sheet includes the following adjustments:

(a)
Reflects transactions related to cash proceeds received, net of cash flow from operations (revenues less lease operating expenses) of conveyed properties attributable to the period from the July 1, 2013 effective date through the respective transaction closing dates, and net of transaction costs.

(b)	Reflects the elimination of receivables and payables related to the working interest sold.

(c)	Reflects the elimination of investment in evaluated properties related to the properties sold.

(d)	Reflects the elimination of asset retirement obligations associated with the working interest sold.

(e)	Reflects the elimination of imbalances associated with the working interest sold.

CALLON PETROLEUM COMPANY
Unaudited Pro forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2012
($ in thousands, except share data)
		The Combined
	Historical	Transactions		Pro Forma
Operating revenues:
Total oil and natural gas revenues	110,733	(62,947)	(f)	47,786

Operating expenses:
Lease operating expenses	26,554	(9,529)	(f)	17,025
Depreciation, depletion and amortization	49,701	(22,722)	(g)	26,979
General and administrative	20,358	—		20,358
Accretion expense	2,253	(865)	(h)	1,388
Impairment of other property and equipment	1,177	—		1,177
	100,043	(33,116)		66,927

Income from operations	10,690	(29,831)		(19,141)

Other (income) expenses:
Interest expense	9,108	—		9,108
Other (income)	(1,796)	—		(1,796)
Gain on early extinguishment of debt	(1,366)	—		(1,366)
Total other expenses	5,946	—		5,946

Income (loss) before income taxes	4,744	(29,831)		(25,087)
Income tax expense (benefit)	2,223	(10,441)	(i)	(8,218)

Income (loss) before equity in earnings of Medusa Spar LLC	2,521	(19,390)		(16,869)
Equity in earnings of Medusa Spar LLC, net of tax	226	(226)	(f)	—

Net income (loss) available to common shares	$2,747	$(19,616)		$(16,869)

Net income (loss) per common share:
Basic	$0.07			$(0.43)
Diluted	$0.07			$(0.43)

Shares used in computing net income (loss) per share amounts:
Basic	39,522			39,522
Diluted	40,337			39,522

The unaudited pro forma condensed consolidated statements of operations includes the following adjustments:

(f)	Reflects the elimination of revenues and direct operating expenses attributable to the working interest sold.

(g)	Reflects the elimination of depreciation, depletion and amortization expense attributable to the working interest sold.

(h)	Reflects the elimination of accretion expense attributable to the working interest sold.

(i)	Reflects the income tax expense at the federal statutory rate of 35% attributable to the working interest sold.

CALLON PETROLEUM COMPANY
Unaudited Pro forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2013
($ in thousands, except share data)
		The
	Historical	Transaction		Pro Forma
Operating revenues:
Total oil and natural gas revenues	76,098	(32,310)	(f)	43,788

Operating expenses:
Lease operating expenses	18,629	(5,957)	(f)	12,672
Depreciation, depletion and amortization	33,603	(14,636)	(g)	18,967
General and administrative	14,110	—		14,110
Accretion expense	1,556	(566)	(h)	990
	67,898	(21,159)		46,739

Income from operations	8,200	(11,151)		(2,951)

Other (income) expenses:
Interest expense	4,469	—		4,469
Other expense, net	1,755	—		1,755
Total other expenses	6,224	—		6,224

Income (loss) before income taxes	1,976	(11,151)		(9,175)
Income tax expense (benefit)	950	(3,903)	(i)	(2,953)

Income (loss) before equity in earnings of Medusa Spar LLC	1,026	(7,248)		(6,222)
Equity in earnings of Medusa Spar LLC, net of tax	14	(14)	(f)	—

Net income (loss)	1,040	(7,262)		(6,222)
Preferred stock dividends	(2,654)	—		(2,654)

Net income (loss) available to common shares	$(1,614)	$(7,262)		$(8,876)

Net income (loss) per common share:
Basic	$(0.04)			$(0.22)
Diluted	(0.04)			(0.22)

Shares used in computing net income per share amounts:
Basic	40,064			40,064
Diluted	40,064			40,064

The unaudited pro forma condensed consolidated statements of operations includes the following adjustments:

(f)	Reflects the elimination of revenues and direct operating expenses attributable to the working interest sold.

(g)	Reflects the elimination of depreciation, depletion and amortization expense attributable to the working interest sold.

(h)	Reflects the elimination of accretion expense attributable to the working interest sold.

(i)	Reflects the income tax expense at the federal statutory rate of 35% attributable to the working interest sold.

CALLON PETROLEUM COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

On November 5, 2013, Callon Petroleum Operating Company, a subsidiary of Callon Petroleum Company ("Callon" or the "Company"), closed on a portion of the previously announced sale of its 15% working interest in the Medusa field (Mississippi Canyon blocks 582 and 538), 10% membership interest in Medusa Spar LLC which owns a 75% interest in the Medusa field's production facilities, and interests in 10 non-operated Gulf of Mexico shelf fields (collectively termed "The Transaction") for an estimated net cash consideration of USD $76.4 million after customary purchase price adjustments and the assumption of related abandonment and retirement obligations. The Transaction is effective as of July 1, 2013. The remaining portion of The Transaction is expected to close on or before November 30, 2013 with anticipated additional net cash consideration of $11.5 million after customary purchase price adjustments, the effects for which are included in the pro forma financial information presented herein.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 was prepared assuming that The Transaction had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013 were prepared assuming The Transaction had occurred on January 1, 2012. As previously announced, Callon sold its 11.25% working interest in the Habanero field (Garden Banks block 341) to Shell Offshore, Inc., a subsidiary of Royal Dutch shell plc ("The Previous Transaction"), for net cash consideration of $39.4 million in December 2012. The pro forma consolidated statements of operations for the year ended December 31, 2012 also include the effect of The Previous Transaction. The Pro Forma Statements do not purport to represent what Callon's financial position or results of operations would have been had The Transaction and Previous Transaction (collectively termed "The Combined Transactions") been consummated on the dates indicated or the financial position or results of operations for any future date of period. Callon believes the assumptions used in the preparation of the Pro Forma Statements provide a reasonable basis for presenting the significant effects directly attributable to The Combined Transactions.